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                                                                   EXHIBIT 4.11


                                    GUARANTEE

                            Dated as of May 14, 2004

GREENFIELD COMMERCIAL CREDIT (CANADA), INC.

      THIS GUARANTEE, effective as of the date accepted by you, sets forth the terms and conditions upon which the undersigned (whether one or more in number, referred to herein as "we," "us" or "our" and whom, if two or more in number, shall be jointly and severally bound) agree to Guarantee certain loans made by you:

      1.    UNDERLYING FACTS.

            (a) You have agreed to extend financing facilities to STEELBANK INC. (the "Seller") as evidenced by a Factoring and Security Agreement dated May 14, 2004 (the "Factoring Agreement") and documents executed therewith (the "Finance Facilities").

            (b) You require as a condition of entering into the Finance Facilities that we execute and deliver this Guarantee.

      2. AMOUNT OF GUARANTEE. In order to induce you to enter into the Finance Facilities, we absolutely and unconditionally guarantee to you the due and prompt payment and performance of any and all indebtedness, liabilities and obligations of Seller to you whether now existing or hereinafter purchased or incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, including without limitation, all indebtedness evidenced by the Finance Facilities, whether for principal, interest, fees, expenses, costs of enforcement, including reasonable attorneys' fees, or otherwise (the "Obligations"). In addition, we shall pay you all costs incurred, including reasonable legal fees, in enforcing payment and performance of this Guarantee.

      3. YOUR AUTHORITY. You may from time to time without notice to us and/or without our consent and upon such terms and conditions as you may deem advisable without affecting this Guarantee:

            (a) release the Seller, any maker, guarantor, surety or other person liable for payment of all or any part of the Obligations;

            (b) make any agreement extending or otherwise altering the time for or the terms of payment of all or any part of the Obligations;

            (c) modify, waive, forbear, compromise, release, subordinate, resort to, exercise or refrain from exercising any right you may have hereunder, or under any of the Finance Facilities;

            (d) accept or decline additional security or guarantees of any kind;

            (e) endorse, transfer or assign any promissory note or any other security to any other party;

            (f) accept partial payment or payments on account of the Obligations;

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            (g)   make further or additional loans or give or extend credit to or for the benefit of the Seller;

            (h) release, settle or compromise any of your claims against the Seller or any other person, firm, corporation, guarantor, or account debtor whose obligation is held by you as collateral security for the Obligations;

            (i)   release or substitute collateral, guaranties or guarantors;
                  and/or

            (j) amend the Finance Facilities, whether or not such amendment increases the likelihood of our liability under this Guarantee.

      4.    OUR WAIVERS. We unconditionally and absolutely waive:

            (a) any obligation you may have to protect, secure or insure any of the collateral given to secure the payment of the Obligations or to ensure the Seller's compliance with any such obligation imposed on the Seller under the Finance Facilities;

            (b) any right to participate in any of the collateral given as security for the payment of the Finance Facilities;

            (c)   notice of your acceptance of this Guarantee;

            (d) any right to notice of presentment, notice of demand for payment, notice of non-performance, protest, notice of protest and notice of dishonor, notice of non-payment and notice of partial payment;

            (e) any right to notice of any default under any of the Finance Facilities or in the performance of any of the covenants and agreements contained therein or in any instrument given as security therefor;

            (f)   any defense, offset or claim the Seller may have against you;

            (g) any limitation or exculpation of liability on the part of the Seller whether contained in the Finance Facilities or otherwise;

            (h) the right to notice and the right to consent or object to the transfer or sale by the Seller of any collateral or any diminution in value of any collateral or any release of any collateral;

            (i) any defense, offset or claim of lack of commercial reasonableness in the method, manner, time, place and terms of the disposition of collateral given as security for the Obligations;

            (j) any failure, neglect or omission on your part to realize upon or protect the Obligations or any collateral given as security therefor;

            (k) any right to insist that you prosecute collection of the Obligations or resort to any collateral given as security for the Obligations or to proceed against the Seller or against any other guarantor or surety prior to enforcing this Guarantee; provided,

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                  however, in your sole discretion you may, either in a separate action or in an action pursuant to this Guarantee, pursue your remedies against the Seller or any other guarantor or surety, without affecting your rights under this Guarantee;

            (l) any right to participate in or direct such action or proceeding in 4(k) above;

            (m) any right to notice of advances made to Seller under the Finance Facilities;

            (n) any right relating to notice or any order, method or manner of application of any payments on the Obligations; and/or

            (o) any right to insist that you disburse the full principal amount of the Finance Facilities to Seller or the order, method, manner or amounts disbursed under the Finance Facilities.

      5. OUR REVOCATION. This Guarantee shall remain in full force and effect and be binding upon us and shall inure to your benefit until thirty (30) days after the date this Guarantee is expressly terminated by notice in writing delivered personally to or received by registered mail by you at 316 - 20 Queen Street West, Toronto, Ontario M5H 3R3, attention the Chief Financial Officer, with a copy to 300 E. Long Lake Rd., Suite 180, Bloomfield Hills, Michigan 48304, attention the Credit Manager, or such other address you specify in writing to us; provided, however, that this Guarantee shall remain in full force and effect regardless of such termination with respect to all Obligations in existence on the date of such termination (including any subsequent extension, renewal, modification, amendment or compromise thereof and all subsequently accruing interest and other charges thereon) until all such Obligations are fully satisfied and paid to you. In the absence of any termination of this Guarantee in accordance with the provisions of this Section 5, we agree that until all Obligations and our obligations under this Guarantee are satisfied, this Guarantee shall remain in full force and effect notwithstanding that from time to time the Seller may be free from all Obligations.

      6. ADDITIONAL WAIVERS. We will not assert against you and do hereby unconditionally and absolutely waive all defenses of the Seller and any defenses we may have against you, including, but not limited to, defenses of waiver, release, discharge, bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, fraudulent conveyance, insolvency, lack of consideration, merger of claims under this Guarantee with the Obligations, ultra vires acts, usury, illegality or unenforceability, any defense which, under principles of Guarantee, suretyship or other applicable law, would operate to impair or diminish our liability under this Guarantee, any setoff available against you by Seller whether or not on account of a related transaction, and we shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or any security interest securing the Obligations notwithstanding any provisions of law that may prevent you from enforcing such deficiency against the Seller.

      7. EFFECT OF BANKRUPTCY. Our liability shall not be affected nor impaired by any voluntary or involuntary dissolution, sale or other disposition of all or substantially all of the collateral or assets of Seller, receivership, insolvency proceeding, bankruptcy, assignment for the benefit of creditors, reorganization proceeding, arrangement, composition or readjustment of, or other similar event or proceeding affecting the Seller or any of its assets and that upon the institution of any of the above actions, at your sole discretion and without notice thereof or demand therefor, our obligations hereunder shall become due and payable and enforceable against us, whether or not the Obligations are then due and payable.

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      8.    MARSHALING OF ASSETS. We waive any defense or claim relating to any obligation you may have to marshal the collateral or other assets of the Seller for our benefit, and we agree that you shall be under no duty to marshal the assets of the Seller for our benefit or any third party.

      9. ABSOLUTE AND UNCONDITIONAL. No act or thing, except for payment in full, which but for this provision might or could in law or in equity act as a release of our liabilities, shall in any way affect or impair this Guarantee. This shall be a continuing, absolute and unconditional Guarantee, and our liability on this Guarantee shall be immediate. You may have immediate recourse against us for full and immediate payment and performance of the Obligations, or any part thereof, at any time after the Obligations have not been paid or performed when due (whether by acceleration or otherwise). Subject to Section 5 hereof, this Guarantee shall remain in full force and effect until the Obligations have been paid in full notwithstanding any change or modification of our relationship with the Seller which exists as of the date hereof.

      10. SUBORDINATION AND REPRESENTATIONS AND WARRANTIES. All indebtedness and liability now or at any time or times hereafter owing to us by the Seller is hereby subordinated to the Obligations and any payment of indebtedness or liabilities of the Seller to us shall be held by us in trust for you, segregated from other funds, and shall, immediately upon our receipt, be turned over to you in the exact form received by us (duly endorsed to you, if required), to be applied against the Obligations, whether matured or unmatured, in such order as you may determine.

      11. SUBROGATION. We waive any claim or other right which we may now have or may hereafter acquire against the Seller or any other person that is primarily or contingently liable on the obligations that arise from the existence or performance of our obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy you may have against the Seiler or any collateral security therefor, which you now have or hereafter acquire, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, save and except upon execution and delivery of a General Release pursuant to Section 18 of the Factoring Agreement. If any amount shall be paid to us contrary to the terms of this Section 11, such amount shall be held by us in trust for you, segregated from our other funds, and shall, immediately upon receipt by us, be turned over to you in the exact form received by us (duly endorsed to you, if required), to be applied against the Obligations, whether matured or unmatured, in such order as you may determine.

      12. SETOFF. Upon the occurrence and continuation of a Default (as defined in the Finance Facilities), we hereby authorize you at any time and from time to time to set off and apply any deposit held and any other indebtedness at any time owing by you to us or for our account against our Obligations and liabilities to you.

      13. REINSTATEMENT. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Obligations is rescinded or must otherwise be returned by you upon the insolvency, bankruptcy, reorganization, liquidation or dissolution of the Seller or otherwise, all as if such payment had not been made. We hereby indemnify and hold you harmless from and against all costs and expenses you may incur, including reasonable legal fees, in connection with the defense of a bankruptcy preference action, fraudulent conveyance action, lien avoidance action, or other action relating to your right to retain amounts previously paid to you in respect of the Obligations, and for all costs and expenses you may incur relating to the Obligations or the security therefor during any applicable redemption period following the foreclosure of any mortgage or security interest in any collateral, including but not limited to, taxes and insurance costs in respect of such collateral, whether or not the Seller would be liable to you for such costs and expenses.

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      14.   YOUR RELIANCE. We acknowledge that this Guarantee is executed in order to induce you to extend the financing facilities with the intent that you will rely upon it in making and disbursing the Finance Facilities with the knowledge that you would not do so but for execution of this Guarantee. Disbursement of any part of the Finance Facilities, without any further action or notice, shall constitute conclusive evidence of your reliance hereon.

      15. REPRESENTATIONS AND COVENANTS. Each of the undersigned hereby represent and agree as follows:

            (a) we are meeting our current liabilities as they mature; our financial statements furnished to you fairly present our assets, liabilities and financial condition; since the date of such financial statements, there have been no material adverse change in our financial condition; there are not now pending any material court or administrative proceedings or any undischarged judgments against us, and no federal, provincial state or other tax liens have been filed or threatened against us, nor are we in default or claimed default under any agreement for borrowed money which has not been waived. A description of any waived defaults is disclosed on Schedule A.

            (b) we agree to immediately give you written notice of any material adverse change in our financial condition, including but not limited to litigation commenced, tax liens filed, defaults claimed under our indebtedness for borrowed money or bankruptcy proceedings commenced by or against us. Upon your request, we agree to deliver to you timely annual financial statements for the preceding year and supporting federal, provincial state or other tax returns, and at such reasonable time as you request, to furnish our current financial statement.

            (c) we are fully aware of the financial condition of the Seller and deliver this Guarantee based solely upon our own independent investigation and in no part upon any representation or statement made by you with respect thereto. We are in a position to and hereby assume full responsibility for obtaining any additional information concerning the Seller's financial condition as we may deem material to our obligations hereunder. We are not relying upon nor expecting you to furnish us any information in your possession concerning the Seller's financial condition.

            (d) neither the Seller nor the Guarantors is in default under any material agreement, contract, lease or other instrument to which the Seller or the Guarantors is a party and no event has occurred which, with the giving of notice or the passage of time or both, will become an event of default thereunder.

            (e) there is no litigation or proceeding pending or threatened before any court, agency, tribunal, arbitration board or any other body which has or could have a material adverse effect upon the condition, either financial or otherwise, of the Seller or the Guarantors Principal or the ability of the Sellers and the Guarantors to perform its or their obligations under any of the Factoring Agreement or any of the documents executed and delivered in respect thereof.

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      16.   SECURITY. The performance of our obligations under this Guarantee is unsecured.

      17.   MISCELLANEOUS.

            (a) No right or remedy conferred upon or reserved to you under this Guarantee is intended to be exclusive of any other available remedy or remedies but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Guarantee, or the Finance Facilities, or as may now or hereafter exist at law or in equity. No waiver, amendment, release or modification of this Guarantee shall be established by conduct, custom or course of dealing, but only by an instrument in writing duly executed by you.

            (b) Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

            (c) This Guarantee is delivered in and made in, is executed with respect to and shall in all respects be construed pursuant to and governed by the laws of the Province of Ontario.

            (d) This Guarantee and each and every part hereof, shall be binding us and our heirs, administrators, representatives and executors and shall inure to your benefit, and your successors and assigns, including each and every assignee of any part or all of the Finance Facilities.

            (e) This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts and all of the counterparts taken together shall constitute one and the same instrument.

            (f) This Guarantee constitutes the joint and several obligation of each guarantor of the Obligations, including the undersigned, and shall be fully binding upon and enforceable against any or all of such parties or persons and their sole and separate estates. Neither the death nor release of any guarantor of the Obligations shall affect or release the joint and several liability of any other person or party. You may at your option enforce this Guarantee against one or more or all of the guarantors of the Obligations; provided you shall not be required to resort to enforcement against each and every guarantor of the Obligations and the failure to proceed against or join each and every of the guarantors of the Obligations shall not affect the joint and several liability of each of the guarantors of the Obligations.

            (g) This Guarantee is intended by us as a final expression of our agreement and is intended as a complete statement of the terms and conditions to which we are bound.

      18. WAIVER OF JURY TRIAL. OUR LEGAL COUNSEL HAS ADVISED US THAT (a) THERE MAY BE A RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING OUT OF THIS GUARANTEE, AND (b) SUCH RIGHT MAY BE WAIVED. AFTER CONSULTATION WITH OUR COUNSEL (WHICH HAS INCLUDED OUR COUNSEL'S REVIEW OF THIS GUARANTEE), WE BELIEVE THAT IT IS IN OUR BEST INTEREST IN THIS COMMERCIAL TRANSACTION TO WAIVE SUCH RIGHT. ACCORDINGLY, WE HEREBY WAIVE OUR RIGHT TO A JURY TRIAL AND FURTHER AGREE THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS GUARANTEE OR OUR RELATIONSHIP WITH YOU, SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

      WE GIVE THIS GUARANTEE FREELY AND VOLUNTARILY TO YOU WITHOUT ANY DURESS OR COERCION. WE HAVE CONSULTED WITH COUNSEL AND WE HAVE CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTEE.

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                                                BST ACQUISITION LTD.

                                                /s/ Charles A. Vanella
                                                -------------------------------
                                                Name
                                                President

                                                TARPON INDUSTRIES, INC.

                                                /s/ Charles A. Vanella
                                                -------------------------------
                                                Name
                                                President